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                                                                   EXHIBIT 99(e)




                                                     November 9, 2000

FleetBoston Financial Corporation
100 Federal Street
Boston, Massachusetts  02110


To the Board of Directors:

         I hereby consent to being named as a person about to become a director of FleetBoston Financial Corporation, a Rhode Island corporation ("FleetBoston"), in connection with the merger (the "Merger") of Summit Bancorp., a New Jersey corporation ("Summit"), with and into FleetBoston, pursuant to the Agreement and Plan of Merger, dated as of October 1, 2000, by and between FleetBoston and Summit, in the Registration Statement on Form S-4 filed by FleetBoston with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                                     Sincerely,


                                                     /s/ T. J. Dermot Dunphy
                                                     ---------------------------

                                                     T. J. Dermot Dunphy